As Filed With The Securities And Exchange Commission On July 2, 2001

                                                         Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            -------------------------
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            -------------------------

                                 PTN MEDIA, INC.
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

          Delaware                                               98-3833990
 ------------------------------                               -----------------
(State or Other Jurisdiction of                              (IRS Employer
  Incorporation or Organization)                             Identification No.)


                      455 East Eisenhower Parkway, Suite 15
                               Ann Arbor, MI 48108
                          Telephone No.: (734) 327-0579
                          Facsimile No.: (734) 327-0794
                --------------------------------------------------
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                  Peter Klamka
                      Chief Executive Officer and President
                                 PTN Media, Inc.
                      455 East Eisenhower Parkway, Suite 15
                               Ann Arbor, MI 48108
                          Telephone No.: (734) 327-0579
                          Facsimile No.: (734) 327-0794
                --------------------------------------------------
               (Address, including zip code, and telephone number,
                   including area code, of agent for service)

                            -------------------------
                                    Copy to:
                                Hank Gracin, Esq.
                                 Lehman & Eilen
                    50 Charles Lindbergh Boulevard, Suite 505
                            Uniondale, New York 11553
                          Telephone No.: (516) 222-0888
                          Facsimile No.: (516) 222-0948
                            -------------------------

     Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this registration statement.

     If the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plan, please check the following box: /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /




                                           CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                                                           Proposed
                                                                            Proposed        Maximum
           Title of Each Class of                                           Maximum        Aggregate      Amount of
              Securities to be                            Amount to      Offering Price    Offering     Registration
                Registered                             be Registered      Per Share (1)     Price            Fee
--------------------------------------------------------------------------------------------------------------------

Common Stock, par value $.0001 per share..............300,000 Shares (2)    $2.75 (2)   $ 825,000.00     $217.80
Total
--------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low trading prices of the common stock of the Registrant on the NASDAQ Bulletin Board on June 27, 2001.

(2)  Represents shares to be sold by the selling security holder named herein.

     Pursuant to Rule 416(b), there are also registered hereby such additional indeterminate number of shares as may become issuable as dividends or to prevent dilution resulting from stock splits, stock dividends or similar transactions.

================================================================================

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                                      -ii-

           Preliminary Prospectus, Subject to Completion, July 2, 2001


                                 PTN MEDIA, INC.


                         300,000 Shares of Common Stock

                            ------------------------

     The selling security holder named in this prospectus is offering up to 300,000 shares of our common stock. The common stock currently trades on the NASDAQ Bulletin Board under the symbol "PTNM". On June 27, 2000, the last sale price of the common stock as reported on the NASDAQ Bulletin Board was $ 2.75 per share.

     The common stock may be sold by the selling stockholder directly or through underwriters, dealers or agents in market transactions or privately negotiated transactions.

     These securities have not been approved or disapproved by the Securities and Exchange Commission (the "SEC") or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

     The common stock is a speculative investment and involves a high degree of risk. You should read the description of certain risks under the caption "Risk Factors" commencing on page 1 before purchasing our common stock.

     Our executive offices are located at 455 East Eisenhower Parkway, Suite 15, Ann Arbor, Michigan 48108, and our telephone number is (734) 327-0579.

                  The date of this prospectus is July 2, 2001.

                                TABLE OF CONTENTS
                                                                           Page
                                                                           ----
        Prospectus Summary-------------------------------------------        v
        Risk Factors-------------------------------------------------        1
        Use of Proceeds from Sale of Common Stock--------------------        4
        Selling Stockholder------------------------------------------        4
        Plan of Distribution-----------------------------------------        5
        Information about the Company--------------------------------        6
        Where You Can Get More Information---------------------------        7
        Legal Matters------------------------------------------------        8
        Experts------------------------------------------------------        8

     This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have not authorized anyone to provide you with different information. The common stock will not be offered in any state where an offer is not permitted. You should not assume that information in this prospectus is accurate as of any date other than the date on the cover of this prospectus.

                               PROSPECTUS SUMMARY

     This summary highlights selected information contained elsewhere in this prospectus. It is not complete and may not contain all of the information that is important to you. To understand this offering fully, you should carefully read this entire document and the information incorporated by reference, including the financial statements and the notes to the financial statements.

                                   Our Company

     We are an interactive media content provider of branded content and commerce opportunities using a combination of new and traditional media. We currently produce three websites. They are: (i) "FashionWindow.com" (www.fashionwindow.com), which is designed to be the leading online destination for fashion, style and beauty content, commerce and community; (ii) ClaudiaSchiffer.com (www.claudiaschiffer.com), which is hosted by well-known model Claudia Schiffer and is intended to be a destination for those interested in fashion, style and beauty using Ms. Schiffer as a host and guide; and (iii) FragranceDirect.com (www.fragrancedirect.com) which is dedicated to selling branded fragrances, spa products, and to a limited extent cosmetics. We also produce a nationally syndicated radio program entitled "The Style Minute with Daisy Fuentes".

     In addition to our existing websites and radio syndication programs, we have recently entered into an original equipment manufacturer partner agreement with Palm, Inc., the maker of handheld computing devices, to distribute hand-held products running the Palm operating system together with the Michael Jordan name, likeness, image and endorsement. We have obtained from Mr. Jordan the right to use his name, likeness and image in connection with the proposed advertising promotion and sale of such hand-held computers.

     We also recently entered into an original equipment manufacturer partner agreement with Palm to create a branded Claudia Schiffer handheld device based on the Palm Vx model. We have obtained from Ms. Schiffer the right to use her name, likeness and image on the handheld device.

     Our principal executive offices are at 455 East Eisenhower Parkway, Suite 15, Ann Arbor, Michigan 48108, and telephone number (734) 327-0579. Our website is www.ptnmediainc.com. This prospectus does not incorporate by reference any information on our websites.

                                  The Offering

Common Stock Offered by Selling Stockholder........         300,000 shares

Common Stock to be Offered by Us...................         0 shares

Offering Price.....................................         The selling
                                                            stockholder may
                                                            offer the shares for
                                                            for sale on the
                                                            NASDAQ Bulletin
                                                            Board at the market
                                                            price at the time of
                                                            the sale. The
                                                            selling stockholder
                                                            may also offer its
                                                            shares in privately
                                                            negotiated
                                                            transactions either
                                                            at the market price
                                                            at the time of the
                                                            sale, at a price
                                                            related to the
                                                            market price or at a
                                                            negotiated price. On
                                                            June 27, 2001, the
                                                            closing sale price
                                                            of PTN Media, Inc.
                                                            common stock on the
                                                            NASDAQ Bulletin
                                                            Board was $ 2.75 per
                                                            share.


Use of Proceeds..............................               All of the shares
                                                            offered by this
                                                            prospectus are being
                                                            offered by the
                                                            selling stockholder.
                                                            PTN Media, Inc. will
                                                            not receive any
                                                            proceeds from these
                                                            sales of its stock.

NASDAQ Bulletin Board Symbol ................               PTNM

                                  RISK FACTORS

     This prospectus and the documents incorporated in this prospectus by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are based on current expectations, estimates and projections about our industry, management's beliefs and assumptions made by management. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict.

     Accordingly, actual results may differ materially from those expressed or forecasted in any such forward-looking statements. Such risks and uncertainties include those risk factors and such other uncertainties noted in the prospectus and in the documents incorporated herein by reference. PTN Media assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

We have an accumulated deficit and anticipate further losses.

     We have incurred significant losses since we began doing business. There can be no assurance that our services and products will ever generate sufficient revenues or that our operations will ever be profitable. As of March 31, 2001, we had an accumulated deficit of $9,539,472. We expect to incur operating losses for the foreseeable future due to the significant expenses which we expect to incur in the continued development and marketing of FashionWindow.com, ClaudiaSchiffer.com, and FragranceDirect.com as well as expenses related to our agreement with Palm, Inc. These expenses include substantial advance royalty payments that we have agreed to make to Ms. Schiffer in connection with the ClaudiaSchiffer.com website. Additionally, to the extent that we engage additional models and/or celebrities for our websites, we will most likely be required to pay advance royalties to those persons.

     We have generated extremely limited revenues to date from our FashionWindow.com website and no revenues from our ClaudiaSchiffer.com website and there can be no assurance that we will ever generate revenues from these websites or from any other business we conduct. These initial revenues have been generated primarily from advertising placed on FashionWindow.com. We also expect to significantly increase our operating expenses to expand our sales and marketing operations, to fund greater levels of product development, and to develop other forms of revenue generating business, including the creation of a branded Palm computing device, direct response sales, licensing of our proprietary materials to others, and celebrity chat clubs.

     We received an opinion from our accountants for the period ended December 31, 2000 which raised doubt about our ability to continue after such date as a going concern.

     Our consolidated financial statements for the year ended December 31, 2000, which are incorporated by reference in this prospectus, indicate that there was substantial doubt as of December 31, 2000 about our ability to continue as a going concern due to our need to generate cash from operations and obtain additional financing.

We need to raise additional funds to fund our business operations.

     We need to raise additional funds because our cash flows have proven to be insufficient to fund operations. There can be no assurance that additional financing will be available to us on commercially reasonable terms, or at all. We may raise funds through equity or debt financings, depending on our opportunities. If we raise additional funds by issuing equity securities, this will further dilute the interests of our current stockholder. If we raise additional funds by issuing debt securities, we will be subject to the risks associated with incurring substantial indebtedness, including the risks that interest rates may fluctuate and cash flow may be insufficient to pay principal and interest on any such indebtedness. We have no current arrangements with respect to, or sources of, additional financing, and it is not anticipated that our existing stockholder will provide any portion of our future financing requirements.

We may not be able to compete successfully in the hand held device and operating system software markets. This would have a material adverse effect on or business, results of operations and financial condition.

     As we attempt to expand into the handheld device and operating system software markets, our future growth will depend on the commercial success of our proposed Claudia Schiffer, Michael Jordan and Christina Aguilera handheld devices. The markets for these products and services are highly competitive and we expect competition to increase in the future. Most of our competitors in this market have significantly greater financial, technical and marketing resources than we do. This will make it difficult for us to compete successfully in the handheld device and operating system software markets.

We depend on license agreements with models to attract users to our websites.

     We plan that a principal attraction of our websites will be celebrity models who host our websites. In the event we are unable to retain the services of a sufficient number of celebrities to host our websites, or maintain the services of such celebrities for an extended period of time, it is highly unlikely that our websites will attract the number of users required to obtain significant advertising and merchandisers.

     In addition, the success of our websites will be highly dependent on the continued popularity of the celebrity models who host the sites. In the event that the popularity of any such celebrity model fades in the public eye, including for among other reasons, disclosure of allegedly illegal or immoral acts by such celebrity model, we will in all likelihood find it necessary to terminate our relationship with that celebrity model. This could adversely effect our business because a suitable replacement may not be available on a timely basis and on mutually agreeable terms and conditions.

In the event that we fail to attract advertising customers, lose customers after they have been retained, or we are forced to reduce advertising rates in order to retain or attract advertisers, our business, results of operations and financial condition could be materially and adversely affected.

     We have derived most all our revenues from the sale of advertisements on our web sites. Our ability to generate advertising revenues will depend upon, among other factors, the acceptance of our websites as attractive and sustainable media, the development of a large audience of users of our websites and the effective development of media properties that provide user demographic characteristics that will be attractive to advertisers. Existing advertising placement contracts are for relatively short terms, generally three months or less, and are terminable by advertisers at any time on very short notice. Consequently, our advertising clients will be able to eliminate or move their advertising to competing Internet sites or from the Internet to traditional media, quickly and at low cost.

     There is currently intense competition in the sale of advertising on the Internet. This competition has resulted in a wide range of advertising rates for a variety of advertising services, making it difficult to project future levels of Internet advertising revenues which may be realized by us or any of our competitors. Competition among current and future websites, as well as competition from traditional media for advertising placements, could result in significant price competition and reductions in our projected advertising prices and revenues.

In the event that we are unable to generate significant revenues from any sources other than advertising placements, our business, results of operations and financial condition could be materially and adversely affected.

     Our ability to expand our business is also dependent upon our success in generating significant revenues from sources other than advertising placements on our websites. We intend to enter into direct marketing arrangements with a variety of businesses in connection with the sale of their products and services on our websites. There can be no assurance that we will be able to enter into such arrangements or create and maintain revenue from such arrangements.

If our websites, including their content, are not accepted, or develop more slowly than expected, or the market becomes saturated with competitors, our business, results of operations and financial condition will be materially and adversely affected.

     Our success is dependent upon our ability to deliver original and compelling content in order to attract users. There can be no assurance that our current website and/or future websites, to the extent developed and launched, will contain content which will be attractive to a sufficient number of users to generate advertising revenues or that we will be able to anticipate, monitor and successfully respond to rapidly changing consumer tastes and preferences so as to attract a sufficient number of new and repeat users to our sites. If we are unable to do so, this will have a material adverse effect on our financial condition. As is typical in a new and rapidly evolving industry, demand and market acceptance for recently introduced products and services, such as our websites, are subject to a high level of uncertainty and risk. Because this market is new and evolving, it is difficult to predict future growth. There can be no assurance that we will be able to successfully develop a market for our websites or that demand will emerge or become sustainable.

If we are unable to develop and maintain satisfactory relationships with other websites or if our competitors are better able to maintain such relationships, our business, results of operations and financial condition could be materially and adversely affected.

     Our ability to advertise on other websites and the willingness of the owners of such sites to direct users to our websites through hypertext links is critical to our operations. Search engines, directories and other navigational tools managed by Internet service providers and web browser companies also significantly affect traffic to our websites. We also depend on our relationships with third party vendors of Internet development tools and technologies in order to develop the content required to attract users to our websites. Developing and maintaining satisfactory relationships with such persons could become more difficult and expensive as competition increases among content providers.

A security breach could result in loss of customers, damage to our reputation, damage to our websites, costs of repair and detection and other expenses. This could have a material adverse effect on our business, results of operations and financial condition.

     Although we have engaged a third party, Genuity, Inc. to host our websites, the Internet infrastructure is vulnerable to computer viruses, break-ins and similar disruptive problems by our customers and other Internet users. These factors could lead to interruption, delays or cessation in service thereby causing harm to our business and financial condition. In addition, unauthorized use of the Internet could also jeopardize the security of confidential information stored in computer systems of our customers and other parties using the Internet, which could deter potential customers from accessing our websites and give rise to liability to users whose security or privacy has been infringed.

If we are unable to compete successfully with potential competitors it will have a material adverse effect on our business, results of operations and financial condition.

     The market for Internet services and products is highly competitive and competition is expected to continue to increase significantly in the future. In addition, we expect the market for web-based advertising to be intensely competitive.

     There can be no assurance that we will ever be able to compete successfully with potential competitors or that the competitive pressures faced by us will not have a material adverse effect on our business, results of operations and financial condition. There are no significant barriers to developing websites, and we expect competition to continue to grow. We compete with a significant number of web content providers, several of which offer competitive services and/or products, and address certain of our target markets, including, among others, Women's Wire, Elle Magazine and Ford Models, Inc. Many of these competitors have significantly greater financial, technical and marketing resources than us, and include companies that are larger and better capitalized than us. These competitors may also have expertise and established brand recognition in the Internet market. There can be no assurance that our competitors will not develop Internet services and products that are superior to those currently offered or contemplated by us or that they will not achieve greater market acceptance than our contemplated services and products. In addition, we compete with these competitors, online services and other website operators, for the same sources of advertising and direct marketing revenue.

     Our websites compete with (and any future developed websites will compete with) other forms of media, such as television, radio and print media, many of which provide services and products that are similar to those which we currently provide and also intend to provide through our websites. Although traditional media outlets do not offer many of the interactive features available through the Internet (such as online chat rooms and E-mail), there are numerous publications, as well as television and radio programs, which provide editorial content similar to that which we provide on our website, as well as articles and features on fashion, beauty, health and celebrities. We also will compete with these traditional media outlets for advertising revenue and direct marketing revenue.

     Although we believe that there exists a large share of advertising dollars available to us and other website operators, as well as several other commercial opportunities for the generation of revenues through our contemplated websites, competition among current and future websites, as well as competition with other forms of media for advertising placements, could result in significant price competition and reductions in advertising revenues.

The loss of our Chief Executive Officer's services would have a material adverse effect on us.

     Our success will be largely dependent on the efforts of Peter Klamka, our Chairman, President and Chief Executive Officer, and his ability to forge new relationships with celebrity models and to maintain such relationships, as well as to oversee the development and maintenance of our websites and other services and products. Our success will also be highly dependent on Mr. Klamka's ability, as well as the ability of others employed by us, to obtain advertising placements consistent with the demographic characteristics of the users of our websites. The loss of his services would have a material adverse effect on our business and prospects.

     We have not entered into an employment agreement with Mr. Klamka and Mr. Klamka has not entered into any agreement restricting his involvement in a business which competes with us. As a result, Mr. Klamka is an employee-at-will and has the right to leave us at any time. Mr. Klamka has informed us that he intends to devote a substantial portion of his working time to our business and that he also intends to devote a portion of his time to other business interests that do not compete with our business. In addition, Mr. Klamka is not restricted from entering into a competing business after the term of his employment with us; provided, however, that he would not be permitted to use proprietary information and trade secrets belonging to us. Our success will also be dependent upon our ability to hire and retain qualified writers, editors and technical personnel, as well as qualified marketing, financial and other personnel. Competition for qualified personnel is intense and there can be no assurance that we will be able to hire or retain additional qualified personnel.

                    USE OF PROCEEDS FROM SALE OF COMMON STOCK

     Proceeds from the sale of the shares of common stock being registered hereby will be received directly by the selling stockholder. Accordingly, we will not receive any proceeds from the sale of the shares.

                               SELLING STOCKHOLDER

     We have agreed to register the offering of the selling stockholder's shares of common stock under the Securities Act and to pay all expenses in connection with such registration, other than brokerage commissions and discounts in connection with the sale of the common stock and the expenses of counsel. With respect to selling stockholder, American Nortel Communications, Inc., we have agreed to use our best efforts to cause this registration statement to be declared effective by the SEC on or before July 31, 2001 and that if it is not, we will issue such selling stockholder an additional 15,000 shares of our common stock beginning August 1, 2001 for every 30 days the registration statement is not declared effective.

     The following table sets forth the name of the selling stockholder, the number of shares of common stock owned beneficially by the selling stockholder as of June 15, 2001, the number of shares which may be offered for resale pursuant to this prospectus and the number of shares of common stock owned beneficially by the selling stockholder after the offering, assuming all of the shares offered are sold.



     The information below is based upon information provided by the selling stockholder. Because the selling stockholder may offer all, some or none of its common stock, no definitive estimate as to the number of shares that will be held by the selling stockholder after such offering can be provided and the following table has been prepared on the assumption that all shares of common stock offered under this prospectus will be sold.


                                     Shares
                                  Beneficially                                          Shares Beneficially
                                 Owned Prior to      Shares of Common Stock            Owned After Offering
Name of Selling Stockholder       Offering (1)           Being Offered              Number          Percentage (3)
---------------------------       ------------           -------------              ------          ----------

American Nortel
Communications, Inc.                700,000                300,000                 450,000             9.36%


(1) Under Securities and Exchange Commission rules, beneficial ownership includes any shares as to which an individual or entity has sole or shared voting power or investment power. We believe that the selling stockholder named in the table has sole voting and investment power with respect to all shares beneficially owned by it. A person is also deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and are exercisable within 60 days from the date hereof have been exercised.

(2)  Assumes the sale of all shares offered hereby.

(3)  Based on a total of 4,805,762 shares issued and outstanding as of June
     20, 2001.


                              PLAN OF DISTRIBUTION

     The selling stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

     o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

     o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     o an exchange distribution in accordance with the rules of the applicable exchange;

     o    privately negotiated transactions;

     o    short sales, except as described below;

     o broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

     o    a combination of any such methods of sale; and

     o    any other method permitted pursuant to applicable law.

                                     - 5 -

     The selling stockholder may also sell shares pursuant to Section 4(1) of the Securities Act or under Rule 144 under the Securities Act, if available, rather than under this prospectus.

     The selling stockholder may also engage in short sales against the box (which is a type of short sale in which the short seller simultaneously maintains a long position in a security), puts and calls and other transactions in securities of PTN Media, Inc. or derivatives of PTN Media, Inc. securities and may sell or deliver shares in connection with these trades. The selling stockholder may pledge its shares to its brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

     Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholder do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

     The selling stockholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     Under applicable rules and regulations under the Exchange Act of 1934, any person engaged in the distribution of shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition, each selling shareholder will be subject to applicable provisions of the Exchange Act of 1934 and the associated rules and regulations under the Exchanges Act of 1934, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling shareholders. We will make copies of this Registration Statement available to the selling stockholder and have informed them of the need for delivery of copies of this Registration Statement to purchasers at or prior to the time of any sale of the shares.

                        Information About PTN Media, Inc.

     This prospectus contains forward-looking statements which involve risks and uncertainties. Our actual results may differ significantly from the results, expectations and plans discussed in the forward-looking statements. Factors that might cause such a difference includes, but are not limited to, those discussed under "Risk Factors".

Background

     We are an interactive media content provider of branded content and commerce opportunities using a combination of new and traditional media. We have recognized the growing commercial opportunities presented by the Internet and the World Wide Web, which we believe is emerging as a global marketplace for the transaction of business. We have also recognized that we now live in a technologically advanced world where the handheld computing devices market is growing. Our strategy is to take advantage of many of these commercial outlets by producing and/or creating websites, branded celebrity handheld devices and related software and accessories, and radio shows with content that is of great appeal to our targeted audience and attract advertisers desiring to reach this audience.

     Our initial efforts have been dedicated to content related to fashion, style and beauty. We currently provide this content on our interactive website FashionWindow.com (www.fashionwindow.com) and through a nationally syndicated radio program titled: "The Style Minute with Daisy Fuentes". We recently launched ClaudiaSchiffer.com. (www.claudiaschiffer.com), hosted by the supermodel Claudia Schiffer, which provides similar content.

     In addition to our existing web sites and our radio syndication program, we have recently entered into an original equipment manufacturer partner with Palm, Inc. the maker of hand-held computing devices, to create a branded Claudia Schiffer hand-held device based on the Palm Vx model. We have obtained from Ms. Schiffer the right to use her name, likeness and image on the hand-held device.

     On December 29, 2000, we entered into a three-year, exclusive, royalty-free, worldwide license agreement with Michael Jordan, the former National Basketball Association player granting us the right to use Mr. Jordan's name, likeness, image and endorsement in connection with the proposed advertisement, promotion and sale of Palm, Inc. products, including the Palm Pilot series. In addition to the standard features of Palm products, we plan that the Michael Jordan edition include branding, identification and software applications that will appeal to the market segment associated with Mr. Jordan.

     On February 19, 2001, we entered into a two-year, exclusive worldwide license with pop music artist Christina Aguilera granting us the right to use Ms. Aguilera's name, likeness and image and endorsement in connection with the proposed advertisement, promotion and sale of certain hand-held computers.

Recent Developments

     On October 15, 2000, we entered into an original equipment manufacturer partner agreement with Palm, Inc., to distribute hand-held products running the Palm operating systems with the Michael Jordan name, likeness and image.

     We plan to sell the Michael Jordan hand-held devices through the NBA Stores, sportsline.com (www.sportsline.com) web site, Michael Jordan restaurants and car dealerships, department stores and traditional retail establishments.

                       WHERE YOU CAN GET MORE INFORMATION

     At your request, we will provide you, without charge, a copy of any exhibits to our registration statement incorporated by reference in this prospectus. If you want more information, write or call us at:

                                 PTN Media, Inc.
                      455 East Eisenhower Parkway, Suite 15
                               Ann Arbor, MI 48108
                        Telephone number: (734) 327-0579
                        Facsimile number: (734) 327-0794

     Our fiscal year ends on December 31. We furnish our shareholders annual reports containing audited financial statements and other appropriate reports. In addition, we are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site at http:\\www.sec.gov.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the selling stockholder sells all of the securities offered by this prospectus.

     PTN Media Sec Filings (File No. 0-24835)

     *    Annual Report on Form 10-KSB for the fiscal year ended December 31,
          2000

     *    Proxy Statement dated June 1, 2001

     * Our registration statement on Form SB declared effective on September 18, 1998 registering the common stock under the Securities Exchange Act of 1933

     * Quarterly Reports on Form 10-QSB for the fiscal quarter ended March 31, 2001

     This prospectus is part of a registration statement we filed with the SEC.

     You may request a copy of these filings as well as any exhibits to our registration statement incorporated by reference in this prospectus, at no cost, by writing or calling us at: 455 East Eisenhower Parkway, Suite 15, Ann Arbor, Michigan 48108, telephone number (734) 327-0579.

     You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

                                  LEGAL MATTERS

     The legality of the shares of common stock offered by this prospectus have been passed upon for us by Lehman & Eilen LLP. Lehman & Eilen LLP owns 12,500 shares of the Company's common stock.

                                     EXPERTS

     The financial statements of PTN Media as of December 31, 2000 and 1999 and for the years ended December 31, 2000 and 1999, incorporated by reference in this prospectus from the Annual Report on Form 10-KSB of PTN Media, Inc. for the year ended December 31, 2000 and 1999, have been incorporated herein in reliance on the reports of Stonefield Josephson, Inc. , dated April 9, 2001, and Lazar, Levine & Felix LLP, dated April 12, 2000 independent certified public accountants, given on the authority of said firms as experts in accounting and auditing.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses (other than underwriting discounts, consulting fees and the underwriters 3% non-accountable expense allowance) payable by the Registrant in connection with the issuance and distribution of the securities being registered. Except for the SEC filing fee all expenses have been estimated and are subject to future contingencies.

SEC registration fee.............................             $   217.80
Legal fees and expenses..........................             $15,000.00
Printing and engraving expenses..................             $ 5,000.00
Accounting fees and expenses.....................             $ 1,500.00
Miscellaneous....................................             $   282.20
                                                              ----------
                      Total......................             $22,000.00
                                                              ==========


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Amended and Restated certificate of incorporation and by-laws of the Registrant provide that the Registrant shall indemnify any person to the full extent permitted by the Delaware General Corporation Law (the "GCL"). Section 145 of the GCL, relating to indemnification, is hereby incorporated herein by reference.

     In accordance with Section 102(a)(7) of the GCL, the certificate of incorporation of the Registrant eliminates the personal liability of directors to the Registrant or its stockholder for monetary damage for breach of fiduciary duty as a director with certain limited exceptions set forth in Section 102(a)(7) of the GCL.


ITEM 16. EXHIBITS

5.1  Opinion of Lehman & Eilen LLP
10.1 Palm, Inc. OEM Partner Agreement dated May 30, 2001, between PTN Media, Inc. and Palm, Inc.
10.2 Funding Agreement dated April 24, 2000 between PTN Media, Inc. and American Nortel Communications, Inc.
23.1 Consent of Lazar Levine & Felix LLP, independent auditors.
23.2 Consent of Stonefield, Josephson, Inc., independent auditors
23.3 Consent of Lehman & Eilen LLP (included in Exhibit 5.1)

ITEM 17. UNDERTAKINGS.

(a)  Rule 415 Offering

     The undersigned small business issuer hereby undertakes that it will:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by section 10(a) (3) of the Securities Act.

          (ii) Reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the registrant statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) For determining any liability under the Securities Act, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities offered therein, and the offering of such securities at the time to be the initial bona fide offering thereof.

     (3) Remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b)  Request for Acceleration of Effective Date

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of the expenses incurred or paid by a director, officer, or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the 1933 Act, as amended, the Company certifies that is has reasonable grounds to believe that it meets the requirements of filing on Form S-3 and has caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ann Arbor, Michigan on June 27, 2001.

                                            PTN MEDIA, INC.

                                            By:  /s/  Peter Klamka
                                               --------------------------------
                                                      Peter Klamka
                                                      Chairman of the Board and
                                                      Chief Executive Officer


                                POWER OF ATTORNEY

     Each of the undersigned hereby authorizes Peter Klamka as his attorney-in-fact to execute in the name of each such person and to file such amendments (including post-effective amendments) to this registration statement as the Registrant deems appropriate and appoints such person as attorney-in-fact to sign on his behalf individually and in each capacity stated below and to file all amendments, exhibits, supplements and post-effective amendments to this registration statement.

     Pursuant to the requirements of the 1933 Act, as amended, the Registration Statement has been signed below by the following persons on the dates indicated.

       Signature                      Title                          Date
------------------------     -------------------------         ---------------


  /s/ PETER KLAMKA           Chairman of the Board, Chief        June 27, 2001
------------------------     Executive Officer, Treasurer
      Peter Klamka           and Secretary (Principal
                             Executive Officer)
                             (Principal Financial Officer
                             and Principal Accounting Officer)

  /s/ CHRIS GIORDANO         Chief Operating Officer             June 27, 2001
------------------------
      Chris Giordano